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                                                                    EXHIBIT 99.1


FASTNET
CORPORATION
3864 COURTNEY STREET o SUITE 130
BETHLEHEM, PENNSYLVANIA 18017
WWW.FAST.NET

NASDAQ: FSST



FOR IMMEDIATE RELEASE




                        FASTNET REVENUES UP 110% IN 2002

BETHLEHEM, PA, April 1, 2003. FASTNET Corporation (Nasdaq: FSST) announces fourth quarter and full year 2002 results.

For the fourth quarter ended December 31, 2002, total revenues were $9.3 million, an increase of approximately 133% over fourth quarter revenues of $4.0 million for the prior comparable period. Net loss for the fourth quarter of 2002 was $10.7 million, which includes a restructuring charge of $2.8 million and a non-cash intangible asset impairment charge under SFAS 142, GOODWILL AND OTHER INTANGIBLE ASSETS of $3.7 million, versus net income of $0.5 million during the fourth quarter of 2001, which included a gain on the extinguishment of debt of $4.0 million and a restructuring charge of $1.3 million. Net loss per share for the fourth quarter of 2002 was $0.42 versus net income per share of $0.02 during the prior comparable period. Average number of common shares outstanding during the fourth quarter of 2002 was 25.2 million versus 19.1 million during the fourth quarter of 2001.

For the year ended December 31, 2002 total revenues were a record $32.1 million, an increase of 110% over total revenues of $15.3 million for the year ended December 31, 2001. Net loss for 2002 was $18.1 million (which includes the $2.8 million restructuring charge and the $3.7 million non-cash SFAS 142 intangible asset charge) versus a net loss of $8.9 million (which includes a $5.6 million gain on the extinguishment of debt) for the prior comparable period. Net loss per share for the year ended December 31, 2002 was $0.75 versus a net loss of $0.51 per share for the year ended December 31, 2001. The average number of common shares outstanding during 2002 was 24.2 million versus 17.4 million during 2001.


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Highlights and Recent Developments

         o Completed the acquisitions of SuperNet, Netaxs, Inc. and the customers of AppliedTheory, Inc., which contributed $16.8 million in revenues for the year.

         o Improved gross margin percentage by 3.4 percentage points though increased efficiency of network utilization for a total gross profit margin of 39.2% for 2002.

         o Subsequent to the year-end, elected board member R. Barry Borden to the position of Chairman and President to further achieve the synergies of recent acquisitions and increase the Company's focus on organic growth.

FASTNET filed Form 12b-25 Notification of Late Filing with the Securities and Exchange Commission with respect to its Form 10-K for 2002. The notification was due to a delay in compiling and analyzing information related to the Company's estimated impairment loss in accordance with SFAS 142. In the filing, the Company disclosed a working capital deficit of $15.6 million. The Company's independent auditors will include a going concern qualification in their opinion letter issued in connection with their audit of the Company's financial statements. FASTNET anticipates filing Form 10-K for 2002 in the next few days.

ABOUT FASTNET CORPORATION

FASTNET (NASDAQ: FSST) PROVIDES HIGH-PERFORMANCE, DEDICATED AND RELIABLE BROADBAND SERVICES TO BUSINESSES THAT NEED TO DRIVE PRODUCTIVITY, PROFITABILITY AND CUSTOMER SERVICE VIA THE INTERNET. THROUGH PRIVATE, REDUNDANT PEERING ARRANGEMENTS WITH THE NATIONAL IP BACKBONE CARRIERS, FASTNET DELIVERS CUSTOMER DATA THROUGH THE FASTEST, LEAST CONGESTED ROUTE TO ENHANCE RELIABILITY, IMPROVE PERFORMANCE, AND ELIMINATE DOWNTIME. FOUNDED IN 1994, FASTNET PROVIDES A COMPLETE SUITE OF SOLUTIONS FOR DEDICATED AND BROADBAND ACCESS, INTERNET SECURITY AND DATA BACKUP, AS WELL AS, WIRELESS INTERNET CONNECTIVITY, VPN DESIGN AND IMPLEMENTATION, MANAGED HOSTING, WEB SITE AND E-COMMERCE DEVELOPMENT AND CO-LOCATION.

Based in Bethlehem, PA, FASTNET serves the greater Mid-Atlantic region from Northern Virginia to New England.

The Company's common shares are listed on the Nasdaq stock market under the symbol "FSST." For more information on FASTNET, visit the Company's Web site at www.fast.net or call 1-888-321-FAST.

All media inquiries should contact Tim Cifelli at (610) 642-8253 or tim@gregoryfca.com. All investor inquiries should be directed to Jim Maloney at
(610) 642-8253 or jim@gregoryfca.com.



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